SIXTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT effective as of August 27, 2015, to the Fund Administration Servicing Agreement, dated as of August 15, 2005, as previously amended (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create two additional funds; and

WHEREAS, the parties desire to extend said Agreement to apply to the added funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: __________________________	By: ____________________________
Name:	Name:
Title:	Title:

ROBERT W. BAIRD & CO. INCORPORATED
By: __________________________
Name:
Title:

Amended Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series of Funds

Fund Names

Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Municipal Bond Fund	August 31, 2015

Company

Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012

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